UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Initial Public Offering of Forza X1, Inc.

On August 16, 2022, Forza X1, Inc. (“Forza X1”), a subsidiary of Twin Vee PowerCats Co. (the “Company”), consummated its initial public offering (the “IPO”) of 3,450,000 shares of its common stock at a public offering price of $5.00 per share, generating gross proceeds of $17,250,000. The 3,450,000 shares of common stock issued in the IPO included 450,000 shares issued pursuant to the exercise in full by the underwriters of the over-allotment option. Forza X1’s shares of common stock commenced trading on the Nasdaq Capital Market on August 11, 2022 under the symbol “FRZA.”

In connection with the IPO, on August 11, 2022, Forza X1 entered into an underwriting agreement with ThinkEquity LLC, as representative of the underwriters, a form of which was previously filed as an exhibit to Forza X1’s registration statement on Form S-1 (File No. 333-261884), which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 11, 2022 (the “Registration Statement”). A copy of the final executed underwriting agreement is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein in reference.

In connection with the closing of the IPO, Forza X1 entered into separate indemnification agreements with each of its directors and executive officers. The indemnification agreements, in addition to Forza X1’s amended restated certificate of incorporation and amended and restated bylaws, which became effective upon the completion of the IPO, require Forza X1 to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law. A copy of the final form of indemnification agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in reference.

Transition Services Agreement

In connection with the closing of the IPO, the Company entered into a transition services agreement (the “Transition Services Agreement”) with Forza X1, pursuant to which the Company will provide Forza X1, at the Company’s cost, with certain services, such as procurement, shipping, receiving, storage and use of the Company’s facility until Forza X1’s new planned facility is completed. Forza X1’s ability to utilize the Company’s manufacturing capacity pending completion of Forza X1’s own facility will be subject to its availability as determined by the Company. The Transition Services Agreement operates on a month-to-month basis.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Transition Services Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein in reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

Upon the completion of the IPO, Carrie Gunnerson resigned as Forza X1’s Chief Financial Officer and Nicole Camacho was appointed as Forza X1’s new Chief Financial Officer. Ms. Gunnerson will remain as the full-time Chief Financial Officer of the Company and make herself available to Forza X1’s management, including Ms. Camacho in her role as Chief Financial Officer, as needed.

2022 Stock Incentive Plan

In connection with the IPO, Forza X1 adopted the 2022 Plan, which became effective immediately after the Registration Statement was declared effective by the Commission on August 11, 2022. A description of the material terms of the 2022 Plan has previously been reported by Forza X1 in the Registration Statement. A copy of the 2022 Plan, including the form of Incentive Plan Option Agreement, form of Non-Qualified Stock Option Agreement, and form of Restricted Stock Unit Agreement, is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein in reference.

Visconti Employment Agreement

Upon the completion of the IPO, Forza X1 entered into a five-year employment agreement with Mr. Visconti (the “Visconti Employment Agreement”). Under the Visconti Employment Agreement, Mr. Visconti will serve as Forza X1’s Executive Chairman and Chief of Product Development. He will receive an annual base salary of $75,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 100% of his annual base salary, based upon achievement of performance goals established by the Compensation Committee of the Board. In addition, as discussed below, immediately after the Registration Statement was declared effective by the Commission, Mr. Visconti was granted a stock option to purchase 400,000 shares of common stock under the 2022 Plan, which vests monthly over a three-year period subject to continued employment through each vesting date.

The Visconti Employment Agreement provides that Mr. Visconti is eligible to participate in all benefit and fringe benefit plans generally made available to Forza X1’ s other executive officers.

The Visconti Employment Agreement provides that it will continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Visconti; (iii) by Mr. Visconti without good reason upon 90 days written notice to Forza X1; (iv) by Forza X1 for cause (as defined in the Visconti Employment Agreement); (v) by Forza X1 without cause; or (vi) by Mr. Visconti for good reason (as defined in the Visconti Employment Agreement).

Pursuant to the Visconti Employment Agreement, Mr. Visconti is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by Forza X1 without cause or a termination by Mr. Visconti for good reason other than in connection with a change in control, Mr. Visconti will receive: an aggregate of twelve months of salary continuation at his then-current base annual salary, paid out in equal installments over a six month period; payment of any amount of annual bonus accrued for the year prior to the date of termination; payment of the bonus Mr. Visconti would have received based on the attainment of performance goals had he remained employed through the end of the year of termination, pro-rated based on the number of days in the termination year that Mr. Visconti was employed by Forza X1 (paid when Forza X1’s other senior executives receive payment of their annual bonuses); reimbursement of COBRA premiums for up to twelve months; and full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Visconti’s outstanding vested stock options in Forza X1 will generally remain exercisable no longer than six months following such a termination.

In the event of a termination by Forza X1 without cause or a resignation by Mr. Visconti for good reason within twelve months following a change in control, Mr. Visconti will receive an aggregate of 18 months of salary continuation at his then-current base annual salary, paid out in equal installments over a twelve month period; payment of any amount of annual bonus accrued for the year prior to the year of termination; payment of a pro-rated target annual bonus for the year of termination based on the number of days in the termination year that Mr. Visconti was employed by Forza X1; payment of one time his then-current target annual bonus; reimbursement of COBRA premiums for up to 18 months; and full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The receipt of any termination benefits described above is subject to Mr. Visconti’s execution of a release of claims in favor of Forza X1, a form of which is attached as an exhibit to the Visconti Employment Agreement.

In the event of Mr. Visconti’s termination due to death or disability, Mr. Visconti will receive full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The foregoing description of the Visconti Employment Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Visconti Employment Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein in reference.

Grant of Stock Options

After the closing of the IPO, Forza X1 granted under the 2022 Plan stock options to purchase 400,000 shares of Forza X1’s common stock to each of Joseph Visconti, Forza X1’s Executive Chairman and Chief of Product Development, and Jim Leffew, Forza X1’s President and Chief Executive Officer. Forza X1 also issued under the 2022 Plan to each of Forza X1’s three non-employee directors, Marcia Kull, Neil Ross and Kevin Schuyler, stock options to purchase 5,500 shares of Forza X1’s common stock. The stock options awarded to Messrs. Visconti and Leffew vest pro rata on a monthly basis over 36 months, subject to the officer’s continuous service to Forza X1 on each applicable vesting date. The stock options awarded to Ms. Kull and Messrs. Ross and Schuyler vest pro rata on a monthly basis over 12 months, subject to the director’s continuous service to Forza X1 on each applicable vesting date. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $5.00 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 11, 2022, by and between Forza X1, Inc. and ThinkEquity LLC
10.1	Form of Indemnification Agreement
10.2	Transition Services Agreement, dated August 16, 2022, by and between Forza X1, Inc. and Twin Vee PowerCats Co.
10.3	Forza X1, Inc. 2022 Stock Incentive Plan and form of Incentive Plan Option Agreement, Non-Qualified Stock Option Agreement, and Restricted Stock Unit Agreement
10.4	Employment Agreement, dated August 16, 2022, by and between Forza X1, Inc. and Joseph C. Visconti
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2022	TWIN VEE POWERCATS CO.
(Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President